Exhibit 10.124

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) is made and entered into as of May 1, 2008 by and between Portfolio Lenders II, LLC (the “Investor”) and Performance Health Technologies, Inc. (“PHT”).

Recitals

WHEREAS, the Investor holds a convertible promissory note dated May 14, 2007 issued by PHT in the principal amount of $300,000 (the “Note”) with an original maturity date of July 13, 2007 as extended to November 1, 2007 and further extended to June 1, 2008 (the “Maturity Date”) and warrants to purchase 1,500,000 shares of PHT Common Stock at $0.30 per share (the “Original Warrants”) which were issued pursuant to a Subscription Agreement dated May 14, 2007 (the “Subscription Agreement”); and

WHEREAS, the Note has not been repaid as of the Maturity Date; and

WHEREAS, the parties desire to amend the Subscription Agreement, the Note and the Original Warrants on the terms set forth herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Amendment of Note and Subscription Agreement

1.1	The Maturity Date of the Note is amended to July 13, 2008.

1.2	The Conversion Price set forth in Section 1A of the Note is amended as follows:

“Conversion.  The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time commencing on the date hereof until the Maturity Date,  all or any part of the principal amount of the Note plus accrued interest, into shares (the “Conversion Shares”) of the Borrower’s Common Stock, at the price per share equal to the lesser of (i) $0.35 per share or (ii) 70% of the average of the closing bid price for the Borrower’s Common Stock for the 20 days preceding the notice of conversion, as reported by the exchange on which the Borrower’s Common Stock is then traded with a floor of $0.15 (the “Conversion Price”).  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Note, with appropriate insertions (the “Conversion Notice”), to the Borrower at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.”

1.3	Section 2.3(b) of the Subscription Agreement shall be deleted in its entirety after the issuance of the Warrants set forth in Section 2.1 of this Amendment.

2.           Warrants

2.1	Pursuant to Section 2.3(b) of the Subscription Agreement PHT shall issue to the Investor Warrants to purchase 300,000 shares of PHT on substantially the same terms as the Original Warrants.

2.2	PHT shall issue to the Investor five year Warrants to purchase 150,000 shares of PHT common stock having an exercise price of $0.30 having the same terms as the Original Warrants.

2.3
The Original Warrants shall be amended as follows:  (i) 300,000 of the Original Warrants shall have an exercise price of $0.10 per share, and (ii) 1,200,000 of the Original Warrants shall have an exercise price of $0.30 per share.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first hereinabove written.

PERFORMANCE HEALTH TECHNOLOGIES, INC. By: /s/ Robert D. Prunetti Robert D. Prunetti President and Chief Executive Officer

PORTFOLIO LENDERS II, LLC By: /s/ Thomas P. Gallagher Thomas P. Gallagher Title: